Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone	OXFORD RESOURCE PARTNERS, LP 41 South High Street, Suite 3450 Columbus, Ohio 43215 (614) 643-0337 Telephone
NEWS RELEASE

Westmoreland Enters MLP Space

Agrees to Acquire the General Partner of Oxford Resource Partners

Commits to contribute royalty bearing Kemmerer Mine coal reserves and plans to resume quarterly distributions

Englewood, Colorado and Columbus, Ohio - October 16, 2014 - Westmoreland Coal Company (NasdaqGM: WLB, “Westmoreland”), Oxford Resource Partners, LP (NYSE: OXF, “Oxford”) and Oxford Resources GP, LLC, the general partner of Oxford (“Oxford GP”), today announced that Westmoreland will acquire Oxford GP and contribute certain royalty bearing coal reserves to Oxford in return for Oxford common units. As a result, it is believed that Oxford will be able to resume quarterly distributions at $0.2000 per common unit (post-reverse split, as discussed below) and has secured a commitment to refinance its existing credit facilities on better terms, including additional credit capacity to fund future acquisitions. Following these transactions, Oxford will continue to operate as a stand-alone, publicly-traded master limited partnership (“MLP”) and Westmoreland will own 77% of the fully-diluted limited partner interests in Oxford.

“Westmoreland has long felt that our long-term cost-plus and cost-protected contracts make us ideally suited for a MLP structure,” stated Keith E. Alessi, Chief Executive Officer. “We have explored various ways to take advantage of the benefits of a MLP. The Oxford transactions provide us with an expeditious path to enter the MLP space and immediately recognize the advantages of owning a general partner. Additionally, the existing Oxford business has many of the characteristics of Westmoreland’s business and we feel that we are well positioned to partner with its customers. We look forward to Oxford’s employees joining the Westmoreland family.”

“Oxford is very excited about this opportunity with Westmoreland,” said Oxford’s President and Chief Executive Officer, Charles C. Ungurean. “Since early in 2012, we have been pursuing various strategic alternatives in an effort to bring increased value to our unitholders. This transaction represents the culmination of that effort and we believe that this represents a great opportunity for our company, unitholders, employees and customers, as well as providing a MLP vehicle for Westmoreland and its shareholders. This transaction is a win for all stakeholders.”

The board of directors of Oxford GP unanimously approved the transactions, including the equity restructuring of Oxford through the amendment and restatement of Oxford’s partnership agreement described below. The transactions have also been unanimously approved by Westmoreland’s board of directors.

Process Steps and Expected Timeline

The series of contemplated transactions are cross-conditioned upon each other and the transactions involving Oxford must be approved by a majority of the outstanding Oxford common unitholders that are not owned by Oxford GP and its affiliates and by a majority of the outstanding subordinated units. In addition, the transactions are conditioned upon Westmoreland either amending its existing credit facility and bond indenture or refinancing all of its existing debt, and also upon the refinancing of Oxford’s existing debt. Oxford intends to promptly file a proxy statement with the SEC for review and it is anticipated that the unitholder vote will be held in December. Upon receiving unitholder approval, all of the transactions are expected to be closed concurrent with the debt transactions. It is anticipated that the transactions will be completed during the fourth quarter of 2014.

Strategic Rationale

•
Platform to unlock inherent value in Westmoreland’s business model: Assuming control of Oxford provides Westmoreland with a platform to implement a drop-down strategy of certain U.S. and Canadian coal assets into a MLP structure, allowing it to unlock significant value that is inherent in its stable cash flow generating business model.

•
Strong sponsorship to drive Oxford unitholder value: The acquisition of Oxford GP by Westmoreland transforms Oxford into a “sponsored” MLP with a parent that holds a stable of potential drop-down assets, providing it with a visible path to sustainable growth in distributable cash flow backed by long-term, cost-protected contracts with high-quality customers.

•	Restart of Quarterly Distributions: The transactions, including the equity restructuring, are expected to allow Oxford to restart quarterly distributions to its common unitholders.

•
Increased size, scale and diversity: Asset diversification into the eastern U.S. provides Westmoreland an entry into a major coal producing and consuming region with opportunities for organic and acquisitive growth.

•	Complementary business models: Oxford’s coal operations are complementary to Westmoreland’s low cost surface mining competencies, existing mine-mouth business model, and customer partnering expertise.

◦	Operations are safe and environmentally responsible;

◦	Operations have good relationships with employees;

◦	Operations are strategically located close to customer generating facilities; and

◦	Operations have long-term contracts with high-quality utility customers.

Transaction Details

Oxford GP Acquisition

Westmoreland has entered into a purchase agreement with AIM Oxford Holdings, LLC (“AIM”), C&T Coal, Inc. (“C&T”), certain present and former executives, and affiliates of Oxford’s existing second lien term loan lenders (such parties, the “Warrantholders”). Under the purchase agreement, Westmoreland will acquire 100% of the outstanding units of Oxford GP, the general partner of Oxford, from AIM, C&T and such executives, 100% of the outstanding GP unit warrants from the Warrantholders, 100% of the outstanding subordinated units of Oxford from AIM and C&T, and 100% of the outstanding subordinated unit warrants of Oxford from the Warrantholders. The cash purchase price for these interests is $30.0 million, plus an additional $3.5 million if a specified coal acquisition is consummated within one year of the date of the purchase agreement.

Name Changes

As part of the transactions, the parties will take the necessary steps to change the name of Oxford to Westmoreland Resource Partners, LP (“Westmoreland LP”) and to change the name of Oxford GP to Westmoreland Resources GP, LLC (“Westmoreland GP”). Accordingly, we refer to the changed names below for matters that relate to periods from and after the closing of the transactions.

Contribution of Kemmerer Mine Coal Reserves

Westmoreland and Oxford have entered into a contribution agreement pursuant to which Westmoreland will, directly or indirectly, contribute to Westmoreland LP certain fee simple interests in coal reserves and related surface lands at Westmoreland’s Kemmerer Mine in Lincoln County, Wyoming in exchange for the issuance to Westmoreland of 4.5125 million post-reverse split common units of Westmoreland LP, resulting in Westmoreland holding a pro forma fully-diluted common unit ownership of 77% of Westmoreland LP. Westmoreland LP will concurrently enter into a coal mining lease with Westmoreland with respect to these coal reserves pursuant to which Westmoreland will pay Westmoreland LP a per-ton royalty as it mines the leased reserves.
Through the coal lease arrangement, the Kemmerer Mine coal reserves are expected to generate approximately $5.8 million in average annual cash flow for Westmoreland LP over the 2015-18 period. In order to further enhance the stability of cash flows to Westmoreland LP, the leasing Westmoreland subsidiary will commit to a minimum royalty structure such that payment of at least $1.0 million per quarter is made to Westmoreland LP through December 31, 2020. This minimum payment amount will be reduced to $500,000 per quarter for the subsequent period ending December 31, 2025, with no further minimum payment amounts due in the years thereafter. Westmoreland intends to drop down additional assets in the future that are expected to be accretive to Westmoreland LP, although it is not obligated to do so.

Oxford Equity Restructuring

The transactions are conditioned on the successful equity restructuring of Oxford, which will consist of the adoption of an amended and restated limited partnership agreement that will, among other things:

•	Effect a 12-to-1 reverse split of common and general partner units;

•	Convert all outstanding subordinated units to liquidation units (with no non-liquidating distribution or voting rights) and cancel all subordinated unit warrants;

•	Waive and eliminate the current cumulative common unit arrearages;

•	Reset the minimum quarterly distribution to $0.1333 per common unit;

•
Restructure the incentive distribution rights (“IDRs”) held by Westmoreland GP as the general partner to provide that the IDRs will be entitled to receive (i) 13% of quarterly distributions over $0.1533 per unit and up to $0.1677 per unit, (ii) 23% of quarterly distributions over $0.1667 per unit and up to $0.2000 per unit (iii) 48% of quarterly distributions over $0.2000 per unit;

•
Suspend distributions on the IDRs for six quarters, provided that such suspension may be reduced to no less than three quarters if, during the suspension period, additional drop-down transactions aggregating greater than $35.0 million in enterprise value are undertaken by Westmoreland GP or affiliates of Westmoreland GP that are reasonably expected to provide accretion to per unit common unitholder distributions; and

•	As described below, provide for a distribution of additional common units to the common unitholders of Oxford excluding AIM, C&T, the Warrantholders and Westmoreland.

Distribution to Certain Oxford Unitholders

In connection with the transactions, there will be a one-time special distribution to the common unitholders of Oxford excluding AIM, C&T, the Warrantholders and Westmoreland. The distribution will be made to such common unitholders, on a pro rata basis, and will consist of an approximately 25% “unit dividend” of an aggregate of 202,184 additional post-reverse split common units.

Refinancing of Oxford Credit Facilities

In conjunction with the transactions, Westmoreland LP will enter into a new credit agreement with certain lenders to replace Oxford’s existing $175 million of credit facilities consisting of (i) a first lien $75 million term loan and $25 million revolving credit facility and (ii) a second lien $75 million term loan. The new credit agreement will provide for up to $295 million of senior secured first lien term loans, with $175 million funded at close and maturing four years after closing, and the remaining $120 million available in the form of delayed draw term loans, which can be used to fund acquisitions up to 12 months after closing. Additionally, there is an accordion feature that takes effect when the delayed draw feature expires which makes a further $150 million available for use to fund acquisitions during the remaining three loan years.

Conditions Precedent to Transactions

The Oxford GP acquisition, the contribution of Kemmerer Mine coal reserves and the refinancing of Oxford’s credit facilities are cross-conditioned upon each other. In addition to customary conditions, these transactions are also contingent on Westmoreland either amending its existing credit facility and bond indenture or refinancing all of its existing debt, and Oxford receiving approval from a majority of the unaffiliated Oxford unitholders of the Oxford equity restructuring as well as approval by a majority of the Oxford unitholders of the contribution of Kemmerer Mine coal reserves in exchange for common units of Oxford.

Advisors

BMO Capital Markets Corp. acted as financial advisor and Holland & Hart LLP and Baker Botts, LLP acted as legal counsel to Westmoreland.

Evercore acted as financial advisor to Oxford GP and Vinson & Elkins LLP acted as legal counsel to Oxford GP’s majority unitholders.

Citi acted as financial advisor to Oxford’s management and Squire Patton Boggs (US) LLP and Latham & Watkins LLP acted as legal counsel to Oxford.

Conference Call

Westmoreland will hold a conference call on October 16th at 5:00 p.m. EDT to review the transactions. To access the conference call by telephone, dial 844-922-2625 (844-WCC-COAL) or 201-689-8584 for international participation. Please connect approximately 10 minutes prior to the beginning of the call to ensure participation. The conference call will be archived for replay until October 30, 2014. To access the archived conference call, dial 1-877-660-6853 or 1-201-612-7415 internationally and enter the Conference ID #: 13593290.

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include sub-bituminous and lignite coal mining in the Western United States and Canada. Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit: www.westmoreland.com.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high-value steam coal in Northern Appalachia. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. For more information, visit: www.oxfordresources.com.

For the year ended December 31, 2013, Oxford generated revenues of $346.8 million on sales of 6.6 million tons of coal, of which 6.1 million tons were produced from Oxford’s mining activities and 0.5 million tons were purchased from third parties for resale by Oxford. It had Adjusted EBITDA of $42.1 million. Oxford’s management estimates that, as of December 31, 2013, Oxford owned or controlled approximately 81.6 million tons of proven and probable coal reserves, of which 24.3 million tons are underground reserves subleased to a third party. As of December 31, 2013, Oxford operated 16 active surface mines and managed these mines as six mining complexes located in eastern Ohio. These mining facilities include two preparation plants which receive, wash, blend, process and ship coal produced by Oxford at these mines. As of December 31, 2013, Oxford employed 638 full-time employees, including 494 employees involved in active mining operations, 112 employees in other operations, and 32 corporate employees.

Cautionary Note Regarding Forward-Looking Statements

This release may contain “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements involve known and unknown risks, which may cause actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include factors such as the uncertainty of negotiations to result in agreements or completed transactions, the uncertain nature of the expected benefits from the actual or expected transactions, the uncertain nature of the announced transactions, the ability to complete such transactions, risks associated with the integration of acquired assets, risks associated with the coal industry or the economy generally, and other such matters discussed in the “Risk Factors” sections of both Westmoreland’s and Oxford’s 2013 annual reports on Form 10-K and their subsequent quarterly reports on Form 10-Q filed with the SEC. The forward-looking statements in this release speak only as of the date of this release. Although either or both of Westmoreland and Oxford may from time to time voluntarily update their prior forward-looking statements, they disclaim any commitment to do so except as required by securities laws.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed Oxford equity restructuring and the contribution of Kemmerer Mine coal reserves in exchange for common units of Oxford (collectively, the “Proposed Oxford Transactions”). In connection with the Proposed Oxford Transactions, Oxford intends to file a proxy statement with the SEC. UNITHOLDERS OF OXFORD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED OXFORD TRANSACTIONS. Oxford unitholders will be able to obtain copies of the proxy statement as well as other filings containing information about Oxford and Westmoreland, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Oxford will be made available free of charge on Oxford’s website (www.oxfordresources.com) under “Investor Relations.” Copies of documents filed with the SEC by Westmoreland will be made available free of charge on Westmoreland’s website (www.westmoreland.com) under “Investors.”

Participants in Solicitation

Westmoreland and its directors and executive officers, and Oxford GP’s directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Oxford unitholders in respect of the Proposed Oxford Transactions. Information about the directors and executive officers of Westmoreland is set forth in the proxy statement for Westmoreland’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2014. Information about the directors and executive officers of Oxford GP is set forth in Oxford’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 4, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the Proposed Oxford Transactions when it becomes available.

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Westmoreland Contact: Kevin Paprzycki (855) 922-6463

Oxford Contact: Bradley W. Harris (614) 643-0314